      As filed with the Securities and Exchange Commission on September 10, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           _______________________

                       CBT Group Public Limited Company
            (Exact name of Registrant as specified in its charter)

     Republic of Ireland                                 N.A.
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                           _______________________


                             900 Chesapeake Drive
                        Redwood City, California  94063
  (Address, including zip code, of Registrant's principal executive offices)

                          ________________________

                            1994 SHARE OPTION PLAN
                       1995 EMPLOYEE SHARE PURCHASE PLAN


                               Gregory M. Priest
                     President and Chief Executive Officer

                       CBT Group Public Limited Company
                             900 Chesapeake Drive
                        Redwood City, California  94063
                                (650) 817-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ________________________

                                   Copy to:

                                Alan K. Austin
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050

                          ________________________

================================================================================

                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                    Proposed
                                                                     Maximum         Proposed Maximum        Amount of
          Title of Securities                   Amount to be     Offering Price     Aggregate Offering     Registration
            to be Registered                     Registered         Per Share              Price                Fee
-------------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise of          2,000,000     $ 25.125(1)        $ 50,250,000           $ 13,969
 outstanding options under the 1994 Share
 Option Plan................................

Ordinary Shares issuable upon exercise of          1,000,000     $  21.52(2)        $ 21,520,000           $  5,983
 outstanding options under the 1995
 Employee Share Purchase Plan...............
=========================================================================================================================
     TOTAL..................................       3,000,000                        $ 71,770,000           $ 19,952
=========================================================================================================================

     (1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee based on the closing price of the Registrant's American Depository Shares on the Nasdaq National Market on September 8, 1999.
     (2) The exercise price of $ 21.52 per share is 85% of the average of the high and low prices for the Registrant's American Depositary Shares on the Nasdaq National Market on September 8, 1999, computed in accordance with Rule 457(h) under the Securities Act of 1933. Pursuant to the 1995 Employee Share Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date. Each Ordinary Share is represented by one American Depositary Share.

The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File Nos. 333-83927, 333-68499, 333-957031, 333-35745, 333-25245, 333-06409, 333-504, and
33-94300)

                                 EXHIBIT INDEX


     Exhibit Number                         Document
     --------------  -----------------------------------------------------------
          5.1        Opinion of Binchys, Solicitors with respect to the
                     securities being registered.

         23.1        Consent of Ernst & Young.

         23.2        Consent of Binchys, Solicitors (contained in Exhibit 5.1).

         23.3        Consent of Arthur Andersen.

         24.1        Power of Attorney (See Signatures).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 7/th/ day of September, 1999.

                                       CBT GROUP PUBLIC LIMITED COMPANY

                                       By: /s/ Gregory M. Priest
                                           --------------------------------
                                           Gregory M. Priest
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and David C. Drummond, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                             Title                                    Date
----------------------------------------------      ----------------------------------------------     --------------------
        /s/ William G. McCabe                       Chairman of the Board                              September 7, 1999
----------------------------------------------
            William G. McCabe

        /s/ Gregory M. Priest                       President, Chief Executive Officer (Principal      September 7, 1999
----------------------------------------------
            Gregory M. Priest                       Executive Officer) and Director

        /s/ John Grillos                            Executive Vice President, Chief Operating          September 7, 1999
----------------------------------------------
            John Grillos                            Officer and Director

        /s/ David C. Drummond                       Executive Vice President, Finance and Chief        September 7, 1999
----------------------------------------------
            David C. Drummond                       Financial Officer (principal financial officer)

        /s/ John P. Hayes                           Vice President Finance (principal accounting       September 7, 1999
----------------------------------------------
            John P. Hayes                           officer) and Director

        /s/ Patrick J. McDonagh                     Director                                           September 7, 1999
----------------------------------------------
            Patrick J. McDonagh

        /s/ James S. Krzywicki                      Director                                           September 7, 1999
----------------------------------------------
            James S. Krzywicki

                                      -3-